UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

WESTERN ALLIANCE BANCORPORATION

(Exact name of registrant as specified in its charter)

Delaware	88-0365922
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

One E. Washington Street,

Suite 1400, Phoenix, Arizona 85004

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange on which each class is to be registered:
Depositary Shares, Each Representing a 1/400th Interest in a Share of 4.250% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series A	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates:

333-256120

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The securities registered hereby are depositary shares (the “Depositary Shares”) of Western Alliance Bancorporation (the “Company”), each representing a 1/400th ownership interest in a share of the Company’s 4.250% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series A, par value $0.0001 per share (the “Preferred Stock”), with a liquidation preference of $25.00 per Depositary Share (equivalent to $10,000 per share of Preferred Stock). The descriptions set forth under the sections “Description of Preferred Stock” and “Description of Depositary Shares” in the prospectus supplement dated September 15, 2021, as filed with the Securities and Exchange Commission (the “SEC”) on September 15, 2021 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, to the prospectus (the “Base Prospectus”) included in the Company’s automatic shelf registration statement on Form S-3 (File No. 333-256120), as filed with the SEC on May 14, 2021, and the descriptions set forth under the sections “Description of Preferred Stock” and “Description of Depositary Shares” in the Base Prospectus are incorporated herein by reference.

Item 2. Exhibits

3.1	Certificate of Incorporation, effective as of May 19, 2015 (incorporated by reference to Exhibit 3.1 of Western Alliance’s Form 10-K filed with the SEC on March 1, 2019).

3.2	Amended and Restated Bylaws of Western Alliance, effective as of May 19, 2015 (incorporated by reference to Exhibit 3.2 of Western Alliance’s Form 8-K filed with the SEC on May 22, 2015).

3.3	Articles of Conversion, as filed with the Nevada Secretary of State on May 29, 2014 (incorporated by reference to Exhibit 3.1 of Western Alliance’s Form 8-K filed with the SEC on June 3, 2014).

3.4	Certificate of Conversion, as filed with the Delaware Secretary of State on May 29, 2014 (incorporated by reference to Exhibit 3.2 of Western Alliance’s Form 8-K filed with the SEC on June 3, 2014).

3.5	Certificate of Amendment designating the 4.250% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series A (incorporated by reference to Exhibit 3.1 of Western Alliance’s Form 8-K filed with the SEC on September 22, 2021).

4.1	Deposit Agreement, dated September 22, 2021, by and among Western Alliance Bancorporation, Computershare Inc. and Computershare Trust Company, N.A., and holders from time to time of Depositary Receipts described therein (incorporated by referenced to Exhibit 4.1 of Western Alliance’s Form 8-K filed with the SEC on September 22, 2021).

4.2	Form of Depositary Receipt representing Depositary Shares (included as Exhibit A to Exhibit 4.1).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

WESTERN ALLIANCE BANCORPORATION

	By:	/s/ Dale M. Gibbons
	Name:	Dale M. Gibbons
	Title:	Vice Chairman and Chief Financial Officer
Date: September 22, 2021